10753 Macatawa Drive Holland, Michigan 49424
NEWS RELEASE
NASDAQ STOCK MARKET: FOR RELEASE: DATE:	MCBC Immediate February 24, 2014

Macatawa Bank Corporation Declares Dividend

Holland, Michigan, February 24, 2014 – Macatawa Bank Corporation (Nasdaq: MCBC) (the "Company" or "Macatawa") today announced that its Board of Directors has declared a quarterly cash dividend of $0.02 per share of its common stock to be paid on March 28, 2014 to shareholders of record on March 7, 2014.

This quarterly cash dividend marks the resumption of payment of cash dividends to common shareholders after a hiatus of over five years.  The Company's Board of Directors discontinued payment of dividends to its common shareholders as a prudent measure to conserve capital in response to substantial financial losses incurred by the Company's subsidiary, Macatawa Bank, during the financial crisis.  In 2009, the Company suspended payment of dividends on its preferred shares and interest on its trust preferred securities and was contractually prohibited from paying dividends on its common shares while these payments were suspended.  Dividends were also limited by regulatory action.  The Company replenished its capital with a successful public offering of its common stock in 2011 and has now been consistently profitable for over three years.  By 2013, the Company had resolved all regulatory actions which limited its ability to pay dividends.  In the second half of 2013, Macatawa prepaid and redeemed the Company's subordinated debt, resumed paying interest on its trust preferred securities and completed a conversion transaction in which all of the holders of its preferred stock exchanged preferred shares for common shares and cash.

"This is a proud day for our Company, our Board of Directors and our employees," said Richard L. Postma, Chairman of the Company.  "As we enter 2014, our Company has rejoined the family of public companies who are able to share financial success with shareholders through cash dividends.  We thank our shareholders for their patience and confidence and our Board of Directors, officers and employees for their sacrifice, discipline and commitment.  We now intend to change our focus from preserving and restoring our bank to developing and implementing strategies to more effectively and competitively serve our customers and communities, grow our business and increase shareholder value."

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank.  Macatawa Bank offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County.  Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services.  The Company emphasizes its local management team and decision making and providing excellent service and superior financial products to its customers.

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CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  The declaration and payment of each future dividend to common shareholders will be considered by the Board of Directors in its discretion and will depend on a number of factors, including our financial condition, liquidity, profits and anticipated profitability.  The Company's ability to successfully implement new strategies and increase shareholder value is not assured.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.